UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 1, 2016

NBTY, Inc.

(Exact name of registrant as specified in charter)

333-172973

(Commission File Number)

DELAWARE	11-2228617
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

2100 Smithtown Avenue
Ronkonkoma, New York	11779
(Address of principal executive offices)	(Zip Code)

(631) 567-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 1, 2016, NBTY, Inc. (the “Company”) and VWRE Holdings, Inc., an affiliate of Centre Lane Partners, LLC (“Purchaser”), entered into an acquisition agreement (the “Acquisition Agreement”) pursuant to which the Purchaser will acquire Vitamin World, Inc. (“Vitamin World”), a subsidiary of the Company, and certain assets (including real property) associated with Vitamin World (collectively, the “Business”).

The aggregate consideration for the Business is approximately $25 million, consisting of cash and a promissory note from the Purchaser, and is subject to certain post-closing adjustments. In addition, the Company will receive a warrant entitling it to purchase, in whole but not in part, common stock of the Purchaser representing 10% of the fully diluted equity of the Purchaser as of the closing of the transaction.  The warrant is exercisable at any time, expiring upon the earlier of 10 years following the date of issuance and subsequent sale of the Business.

The Acquisition Agreement contains customary representations, warranties and covenants by each party that are subject, in some cases, to specified exceptions and qualifications contained in the Acquisition Agreement. The covenants include, among others, an agreement by the Company not to engage in certain transactions with respect to the Business between the execution of the Acquisition Agreement and the closing of the transaction, except with the written consent of the Purchaser. Each of the parties is required to use commercially reasonable efforts to consummate the transaction, including obtaining all necessary consents and authorizations. The Acquisition Agreement also provides for the allocation of certain employment and benefit plan liabilities related to the Business and contains certain representations and warranties regarding employment and benefit plan matters.  In connection with the transaction, the Company has agreed to provide the Purchaser certain transition services related to operation of the Business.  In addition, the Company has agreed to supply the Business with certain vitamin and nutritional supplement products for a period of two years.

The completion of the transaction is expected to occur during the second quarter of fiscal 2016 and is subject to certain customary closing conditions.

Both the Company and the Purchaser have agreed, following the closing of the transaction, to indemnify the other party for losses arising from certain breaches of the Acquisition Agreement and for certain other liabilities, subject to certain limitations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016

NBTY, Inc.

	By:	/s/ Christopher Brennan
Christopher Brennan
Senior Vice President, General Counsel